UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 Or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 24, 2011

Signature Exploration and Production Corp.
 (Exact name of Registrant as specified in its charter)
____________________

Delaware (State or other Jurisdiction of Incorporation or organization)	333-382580 (Commission File Number)	59-3733133 (IRS Employer I.D. No.)
___________________________

3200 Southwest Freeway, Ste 3300
Houston, Texas 77027
Phone: (888) 895-3594
Fax: (888) 800-5918

(Address, including zip code, and telephone and facsimile numbers, including area code, of registrant’s executive offices)
___________________________

NA

 (Former name, former address and former fiscal year, if changed since last report)

Item 7.01.    Regulation FD Disclosure

On May 24, 2011, Signature Exploration and Production Corp., a Delaware corporation (the "Company"), issued a press release with information about the Company’s hiring of Alan Gaines and Dr. David Amiel as Chairman/Chief Executive Officer and Chief Operating Officer of the Company, respectively. A copy of the press release issued by the Company on May 24, 2011 is attached hereto as Exhibit 99.1 and is incorporated into this Item 7 of this Current Report on Form 8-K as if fully set forth herein.

Also, as of May 23, 2011, the Company has 31,097,931 shares issued and outstanding.

Item 9.01.    Financial Statements and Exhibits

The following exhibit is filed as part of this current report.

Exhibit 99.1 Press release of the Company issued on January 11, 2010

SIGNATURE PAGE

Pursuant to the requirement of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Signature Exploration and Production Corp.

Dated: May 24, 2011	By:	/s/ Steven Weldon
Steven Weldon
Chief Financial Officer and Director